                                                            Page 51 of 65 Pages



                                  EXHIBIT B-2
                                   GUARANTEE

     THIS GUARANTEE (this "Guarantee") is made as of this 17th day of November, 1995, by PRODUCTIVITY FUND III, L.P., a Delaware limited partnership (hereinafter, together with its successors and permitted assigns, the "Guarantor") to and for the benefit of LASALLE NATIONAL BANK, a national banking association (hereinafter, together with its successors and assigns, the "Bank").

                                R E C I T A L S:

     A. Riverside L.L.C., an Illinois limited liability company (the "Borrower") and the Bank are parties to that certain Secured Revolving Loan Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time, the "Loan Agreement"), providing for revolving loans to be made to the Borrower by the Bank for the purchase of the Stock, as described in the Loan Agreement.

     B. Concurrently with the purchase of such Stock, the Borrower will contribute such Stock to Riverside Partnership, an Illinois general partnership of which Guarantor is a general partner.

     C. It is in the best interests of the Guarantor to cause this Guarantee to be executed on its behalf inasmuch as the Guarantor will derive substantial direct and indirect benefits from the revolving loans to be made pursuant to the Loan Agreement.

     D. The Bank has required that the Guarantor execute this Guarantee in connection with the Bank's agreement to enter into the Loan Agreement.

     NOW, THEREFORE FOR VALUE RECEIVED, and in consideration of advances, credit or other financial accommodations heretofore, now or that may hereafter at any time be extended to the Borrower by the Bank, the Guarantor hereby unconditionally guarantees, irrespective of the validity, regularity or enforceability of any instrument, writing or agreement relating to or the subject of any such financial accommodation, and whether or not due or to become due before or after any bankruptcy or insolvency proceeding involving the Borrower or would have become due but for the Borrower's bankruptcy proceeding, the full and prompt payment to the Bank at maturity, to the extent of the amount to which this Guarantee is limited, whether by acceleration or otherwise, and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of the Borrower to the Bank which arise out of or in connection with the Loan Agreement or any Related Document, howsoever evidenced, whether now existing or hereafter created or arising, directly or indirectly, primary or secondary, absolute or contingent, due or to become due, or joint or several, and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise, and the prompt, full and faithful performance and discharge by the Borrower of each and every of the terms, conditions, agreements, representations and warranties on the part of the Borrower contained in the Loan Agreement or any Related Document,

                                                            Page 52 of 65 Pages

or in any modification or addenda thereto or substitution thereof; and the Guarantor further agrees to pay all expenses legal and/or otherwise, (including court costs and attorneys' fees), paid or incurred by the Bank in endeavoring to collect such indebtedness, or any part thereof, or in enforcing this Guarantee or in defending any suit based on any act of commission or omission of the Bank with respect to such indebtedness, collateral, or this Guarantee or in connection with any recovery claim hereinbelow defined (all of the aforesaid indebtedness, obligations and liabilities plus interest and all expenses herein mentioned are hereinafter collectively called the "Guaranteed Obligations").

     The amount of recovery, however, against the Guarantor is limited to a percentage of the aggregate cost of purchase of the Stock (as defined in the Loan Agreement) currently held as Collateral (the "Maximum Guaranteed Amount"), such percentage to be certified to the Bank by the Guarantor from time to time in the form attached hereto as Annex II, plus all costs of collection and other expenses (including court costs and attorneys' fees) described herein. Notwithstanding the foregoing, in no event shall the sum of the percentages guaranteed by each of the Guarantor and Environmental Private Equity Fund II, L.P., a Delaware limited partnership be less than 20%. If at any time the sum of the percentages certified by the Guarantor and Environmental Private Equity Fund II, L.P., a Delaware limited partnership shall be less than 20%, such percentages shall be deemed to be increased on a pro rata basis to a percentage equal to 20% collectively.

     The Guarantor hereby further agrees as follows:

     1. CONTINUING GUARANTEE. This Guarantee includes any Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, the Guarantor hereby waives any right to revoke this Guarantee as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, the Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Bank, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Bank in existence on the date of such revocation, (d) no payment by the Guarantor, the Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of the Guarantor hereunder, and (e) any payment by the Borrower or from any source other than the Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of the Guarantor thereunder. The agreements and obligations of the undersigned under this Guarantee shall remain in full force and effect until all Liabilities (as defined in the Loan Agreement) shall have been paid in full and the Bank's Revolving Loan Commitment (as defined in the Loan Agreement) has terminated.

                                                            Page 53 of 65 Pages

     2. PERFORMANCE UNDER THIS GUARANTEE.   In the event that the Borrower
fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if the Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in any instrument, writing or agreement relating to the Guaranteed Obligations, the Guarantor immediately shall cause such payment to be made to the extent of the amount to which this Guarantee is limited, and shall cause each of such obligations to be performed, kept, observed, or fulfilled.

     3. PRIMARY OBLIGATIONS. This Guarantee is a primary and original obligation of the Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guarantee of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of any instrument, writing or agreement relating to the Guaranteed Obligations. The Guarantor agrees that he is directly, jointly and severally with any other guarantor of the Guaranteed Obligations, liable to the Bank, that the obligations of the Guarantor hereunder are independent of the obligations of the Borrower or any other guarantor, and that a separate action may be brought against the Guarantor whether such action is brought against the Borrower or any other guarantor or whether the Borrower or any such other guarantor is joined in such action. The Guarantor agrees that his liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement of any lien or realization upon any security or collateral the Bank may at any time possess. The Guarantor agrees that any release which may be given by the Bank to the Borrower or any other guarantor shall not release the Guarantor. The Guarantor consents and agrees that the Bank shall be under no obligation to marshal any assets of the Borrower or any other guarantor in favor of the Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

     4. WAIVERS.

           (a) The  Guarantor hereby waives: (1) notice of acceptance hereof;
      (2) notice of any loans or other financial accommodations made or extended to the Borrower or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor's right to make inquiry of the Bank to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase the Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments, writing or agreements evidencing Guaranteed Obligations; (6) notice of any event of default by the Borrower under any instrument, writing or agreement with the Bank; and (7) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder) and demands to which the Guarantor might otherwise be entitled.

           (b) The Guarantor hereby waives the right by statute or otherwise to require the Bank to institute suit against the Borrower; or to exhaust any rights and remedies which the Bank has or may have against the Borrower. In this regard, the Guarantor agrees that he is bound to the payment of all Guaranteed Obligations to the extent of the amount to which this

                                                            Page 54 of 65 Pages

      Guarantee is limited, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to the Bank by the Guarantor. The Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.

           (c) The Guarantor hereby waives: (1) any rights to assert against the Bank any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Borrower or any other party liable to the Bank; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor's liability hereunder.

           (d) The Guarantor hereby waives any right of subrogation the Guarantor has or may have as against the Borrower with respect to the Guaranteed Obligations. In addition, the Guarantor hereby waives any right to proceed against the Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantor may now have or hereafter have as against the Borrower with respect to the Guaranteed Obligations. The Guarantor also hereby waives any rights of recourse to or with respect to any asset of the Borrower. The Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guarantee shall not be deemed to make the Guarantor a "creditor" of the Borrower, and that, for purposes of Sections 547 and 550 of the United States Bankruptcy Code, the Guarantor shall not be deemed a "creditor" of the Borrower.

     5. RELEASES. No release or discharge of the Borrower or any one or more of the guarantors, or of any other person, whether primarily or secondarily liable for and obligated with respect to the Guaranteed Obligations, or the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against any guarantor or person, or the entry of any restraining or other order in any such proceeding, shall release or discharge the Guarantor or any other guarantor of the Guaranteed Obligations, or any other person, firm or corporation liable to the Bank for the Guaranteed Obligations, unless and until all of the Guaranteed Obligations shall have been fully paid.

     6. RIGHT OF SETOFF AND SECURITY INTEREST. Any and all moneys, credits or other property belonging to the Guarantor in transit to, or in the possession or under the control of, the Bank, or any agent or bailee of the Bank, may, without prior notice and opportunity to be heard, be appropriated and applied against the liability of the Guarantor hereunder to the extent of the amount to which this

                                                            Page 55 of 65 Pages

Guarantee is limited. The Guarantor does hereby assign and transfer to the Bank any and all cash, negotiable instruments, documents of title, chattel paper, securities, certificates of deposit, deposit accounts, other cash equivalents and other assets of the Guarantor in transit to, or in the possession or control of the Bank, or any agent or bailee of the Bank for any purpose and to apply the same on any or all of the Guaranteed Obligations to the extent of the amount to which this Guarantee is limited. To secure payment of the Guaranteed Obligations, the Guarantor grants to the Bank a security interest in all property (including but not limited to all of the property described above) of the Guarantor delivered concurrently herewith, or now or at any time hereafter in the possession or control of the Bank, and all proceeds of all such property. The undersigned agrees that the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code of Illinois with respect to all of the aforesaid property, including, without limitation thereof, the right to sell or otherwise dispose of any or all of such property. The Bank may without notice to anyone, apply or set off any balances, credits, deposits, accounts, moneys or other indebtedness at any time credited by or due from the Bank to the Guarantor against the amounts due hereunder. Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if given at least five (5) calendar days before such disposition.

     7. RECOVERY CLAIM. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of the Guaranteed Obligations (whether received from the Borrower, the Guarantor pursuant hereto, or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree, or order of any court or administrative body having jurisdiction over the Bank or any of its property; or (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including the Borrower), the Guarantor shall remain jointly and severally liable to the Bank for the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any termination hereof or the return of this document to or the cancellation of any note or other instrument evidencing any of the indebtedness.

     8. ASSIGNMENTS. In the event the Bank shall sell, assign or transfer the Guaranteed Obligations, or any part thereof, or grant participation therein, each and every immediate or remote successive assignee, transferee, holder of or participant therein, of all or any part of the Guaranteed Obligations shall have the right to enforce this Guarantee by suit or otherwise for the benefit of such assignee, transferee holder or participant, as fully as if such assignee, transferee holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired, prior and superior right to enforce this Guarantee for its benefit as to so much of the Guaranteed Obligations as it has not sold, assigned or transferred.

     9. FINANCIAL CONDITION OF THE BORROWER. The Guarantor represents and warrants to the Bank that the Guarantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which would bear upon the risk of nonpayment of the Guaranteed Obligations. The Guarantor further represents and warrants to the Bank that the Guarantor will continue to keep informed of the Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

                                                            Page 56 of 65 Pages

     10. FINANCIAL STATEMENTS OF GUARANTOR.

     10.1 Representations and Warranties. The Guarantor represents and warrants to the Bank that:

           (a) All income statements, balance sheets, cash flow statements, statements of operations and other financial data that have been or shall hereafter be furnished to the Bank for the purposes of or in connection with this Guarantee do and will present fairly in accordance with GAAP, consistently applied, the financial condition of the Guarantor as of the dates thereof and the results of operations for the period(s) covered thereby. There is no liability, direct or indirect, contingent or otherwise, of the Guarantor that is not reflected on these financial statements.

           (b) The balance sheet of the Guarantor, dated September 30, 1995, and the related statements of income, retained earnings and cash flows for the calendar period then ended, respectively, copies of which have been furnished to the Bank, fairly present the financial condition of the Guarantor, at such dates and the results of each of their operations for the period ended on such respective dates, all in accordance with GAAP, consistently applied.

           (c) Since September 30, 1995, there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Guarantor.

     10.2 Covenants. The Guarantor covenants that so long as this Guarantee shall remain outstanding the Guarantor shall:

           (a) Guarantor Financial Statements. Furnish to the Bank on or before the one hundred twentieth (120th) day after the Guarantor's fiscal years, a copy of the annual consolidated financial statements of Guarantor consisting of, at least, a balance sheet and statement of income and cash flow for such period, prepared in accordance with GAAP, consistently applied, audited by independent certified public accountants of recognized standing.

           (b) Guarantor Interim Statements. Furnish to the Bank on or before the sixtieth (60th) day after the end of each fiscal quarter of the Guarantor, a copy of unaudited consolidated financial statements of the Guarantor prepared in accordance with GAAP, consistently applied, signed by an authorized officer of Guarantor and consisting of, at least, a balance sheet and statement of income and cash flow as at the close of such fiscal quarter and for the period from the beginning of such calendar year to the close of such fiscal quarter.

           (c) Liquidity Covenant. Maintain liquid assets, including cash, cash equivalents and/or undrawn capital commitments in an amount at least equal to the Maximum Guaranteed Amount. The sum of the percentages of the aggregate cost of purchase of the Stock (as defined in the Loan Agreement) currently held as Collateral guaranteed by each

                                                            Page 57 of 65 Pages


      of the Guarantor and Environmental Private Equity Fund II, L.P., a Delaware limited partnership shall at all time be equal to or greater than 20%.

           (d) Certificate. Contemporaneously with the furnishing of each of the financial statements described in Sections (a) and (b) above, furnish to the Bank a duly completed certificate in the form of Annex I attached hereto (a "Compliance Certificate") dated the date of such financial statement and signed by an authorized officer of the Guarantor.

     11. SUBORDINATION. The Guarantor hereby agrees that any and all present and future indebtedness of the Borrower owing to the Guarantor is, and shall be, subordinated in all respects to the Guaranteed Obligations. Notwithstanding the foregoing, the Guarantor may receive from the Borrower regularly scheduled payments of principal and interest in connection with such subordinated indebtedness so long as a Default or an Event of Default (as such terms are defined in the Loan Agreement) under the Loan Agreement has not occurred and is continuing.

     12. PAYMENTS; APPLICATION. All payments to be made hereunder by the Guarantor shall be made in lawful money of the United States of America, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by the Guarantor hereunder shall be applied as follows; first, to all costs and expenses (including attorneys' fees and costs) incurred by the Bank in enforcing this Guarantee or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest and fees owing to the Bank constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations, all such payments to be limited to the amount to which this Guarantee is limited.

     13. INDEMNIFICATION. Subject to the limitations set forth herein, or in any other instruments, writings and agreements between the Borrower and the Bank, the Guarantor agrees to indemnify the Bank and hold the Bank harmless against all obligations, demands, or liabilities asserted by any party and against all losses in any way suffered, incurred, or paid by the Bank as a result of or in any way arising out of, following, or consequential to the Bank's transactions with the Borrower.

     14. NOTICES. All notices or demands by the Guarantor or the Bank to the other relating to this Guarantee shall be in writing and either personally served or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile or telegram, and shall be deemed to be given for purposes of this Guarantee on the day that such writing is received by the party to whom it is sent. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this Section 14, such writing shall be sent, if to the Guarantor, at the Guarantor's address set forth on the signature page hereof, and if to the Bank, then to 120 South LaSalle Street, Chicago, Illinois 60603, Attn.: Michael Foster.

     15. CUMULATIVE REMEDIES.   No remedy under this Guarantee is intended to
be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder and those provided by law or in equity. No delay or omission by the Bank to exercise any right under this Guarantee shall impair any such right nor be construed

                                                            Page 58 of 65 Pages


to be a waiver thereof. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     16. BOOKS AND RECORDS. The Guarantor agrees that the Bank's books and records showing the indebtedness between the Bank and the Borrower shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

     17. SEVERABILITY OF PROVISIONS. Any provision of this Guarantee which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     18. ENTIRE AGREEMENT: AMENDMENTS. This Guarantee constitutes the entire agreement between the Guarantor and the Bank pertaining to the subject matter contained herein, and may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both the Guarantor and the Bank. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guarantee shall be deemed a waiver of any other similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

     19. SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the Guarantor's successors, and assigns and shall inure to the benefit of the successors and assigns of the Bank.

     20. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS GUARANTEE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE GUARANTOR AND THE BANK SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTEE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF THE BANK IN ANY OTHER COURT IN WHICH THE BANK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 21.

     21. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF

                                                            Page 59 of 65 Pages


ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR
WITH RESPECT TO THIS GUARANTEE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE GUARANTOR AND THE BANK WITH RESPECT TO THIS GUARANTEE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE BANK MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 22 WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF HIS RIGHT TO TRIAL BY JURY.

                           [SIGNATURE PAGE(S) FOLLOW]

                                                            Page 60 of 65 Pages



     IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guarantee as of the date set forth above.

                                         GUARANTOR:

                                         PRODUCTIVITY FUND III, L.P.

                                         By: FIRST ANALYSIS MANAGEMENT
                                             COMPANY III, L.L.C. its General
                                             Partner

                                         By: /s/ Bret R. Maxwell
                                             -----------------------
                                             Bret R.  Maxwell,
                                             Its Managing Member


                                             Address:

                                             9500 Sears Tower
                                             Chicago, Illinois 60606